Exhibit 10.2

Cooperation Agreement

This Cooperation Agreement (this “Agreement”), effective as of August 14, 2018 (the “Effective Date”), is entered into by and among Contango Oil & Gas Company, a Delaware corporation (“Contango”), John C. Goff (“Goff”), the persons and entities identified under that certain Schedule 13D (as defined below) as Reporting Persons (as defined therein) (the “Goff Entities”) and Wilkie Colyer (“Colyer” and, together with Goff and the Goff Entities, including, without limitation, the affiliates and subsidiaries of the Goff Entities, the “Goff Parties”). Contango and the Goff Parties are together the “Parties,” and each, a “Party.”

WHEREAS, the Parties desire that the Contango Board of Directors (the “Board”) take action to expand the number of members of the Board and to appoint Goff and Colyer (the “Goff Designees”) to the Board; and

WHEREAS, the Goff Entities filed that certain Schedule 13D with the Securities and Exchange Commission on June 13, 2018 (the “Schedule 13D”);

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, the Parties agree as follows:

1. Board Composition. Upon the Effective Date, or as soon as practicable thereafter, the Board shall adopt resolutions to expand the number of members of the Board from six directors to eight directors and to appoint the Goff Designees to fill the two newly created board seats.

2. Non-Disparagement. The Goff Parties acknowledge that the Board is creating two new seats on the Board and filling the two newly created board seats with the Goff Designees in consideration of the Goff Parties’ agreement that, and the Goff Parties hereby agree that, none of the Parties, any of their Representatives or any person acting on behalf of the Parties and/or any of their Representatives, will, for a period commencing on the date hereof and ending on the Termination Date (as defined in Section 7), make any public statement, or any statement reasonably expected to become public, that in any way, directly or indirectly, disparages, calls into disrepute, or otherwise defames or slanders any other Party or Parties or such other Party or Parties’ subsidiaries, affiliates, successors, assigns, officers (including any current officer of a Party or Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), directors (including any current director of a Party or Parties’ subsidiaries who no longer serves in such capacity following the execution of this Agreement), employees, stockholders, agents, attorneys or representatives, or any of their products or services, in any manner that would damage the business or reputation of such other Party or Parties, their or its respective products or services or their or its respective subsidiaries, affiliates, successors, assigns, officers (or former officers), directors (or former directors), employees, stockholders, agents, attorneys or representatives; provided, however, that nothing in this Section 2 will limit the Parties’ obligation to give truthful testimony or information to a court or governmental entity when required to do so by subpoena, court order, law or administrative regulation.

3. Non-Disclosure Agreements. The Goff Designees shall keep all Confidential Information (as defined in Section 4) secret and confidential in accordance with this Agreement and shall not, without the prior written consent of Contango, disclose Confidential Information to anyone except (i) as required by law, rule, regulation or other legal process, and/or (ii) their affiliates and their partners, consultants, representatives, attorneys, accountants, lenders, co-investors, employees, directors, officers, agents and advisors (“Representatives”) who are actually engaged in, and need to know, such Confidential Information to provide advice or assistance to the Goff Designees solely with respect to their investment in Contango, each of whom must be advised by the Goff Parties in advance of receiving Confidential Information of the confidential nature of the Confidential Information and of the terms of this Agreement. The Goff Designees shall be responsible for any breach of this Agreement by any of their Representatives.

4. Confidential Information. Except as set forth in Section 5 below, “Confidential Information” means all information that is understood to be confidential by a reasonable person by the context of its disclosure and/or its content, scope or nature that is disclosed, consistent with the terms of this Agreement, whether before or after the Effective Date by Contango, its affiliates, operating and non-operating working interest partners, joint venture partners, suppliers, vendors, customers or lenders, or any of its or their respective employees, officers, directors, partners, shareholders, agents, attorneys, accountants or advisors (collectively, the “Disclosing Parties”) to the Goff Parties, or to any of the Goff Parties’ employees, officers, directors, partners, shareholders, agents, attorneys, or accountants (collectively, “Representatives”), whether disclosed orally, gathered by visual inspection or disclosed or accessed in written, electronic, or other form or media, including any notes, analyses, reports, models, compilations, forecasts, studies, proposals, interpretations or other documents prepared by or on behalf of Goff Parties to the extent that they contain, refer to, relate to, are based upon or derived from or otherwise reflect such information in whole or in part.

5. Exclusions from Confidential Information. Except as required by applicable federal, state, or local law or regulation, Confidential Information shall not include information that:

(a) at the time of disclosure is, or as of and at such time such disclosure thereafter becomes, generally available to the public other than as a result of any material breach of this Agreement by the Goff Parties or any of their Representatives;

(b) at the time of disclosure is, or as of and at such time such disclosure thereafter becomes, available to the Goff Parties or their Representatives on a non-confidential basis from a third-party source, provided that, to the Goff Parties’ or their Representative’s knowledge, such third-party is not and was not prohibited from disclosing such Confidential Information to the Goff Parties or their Representative by any applicable law or contractual obligation;

(c) was legally obtained by the Goff Parties or their Representatives prior to being disclosed by or on behalf of a Disclosing Party pursuant to this Agreement; or

(d) was or is independently developed by the Goff Parties or any of their Representatives without reliance on, or reference to, any Confidential Information.

6. Press Release. Upon the Effective Date, or as soon as practicable thereafter, Contango shall issue a press release in form and content that is mutually agreeable to the Goff Parties regarding the appointment of Goff and Colyer to the board of directors of Contango and such other matters that Goff, Colyer and Contango may mutually agree, such agreement not to be unreasonably withheld.

7. Term; Termination. The term of this Agreement shall commence on the Effective Date and shall continue until terminated in accordance with this Agreement. Except where any other period is specifically provided herein, this Agreement shall terminate by giving five (5) business days’ advance notice to the other Parties (the effective date of termination, the “Termination Date”), except that no Party shall be permitted to terminate this Agreement until the day after Contango’s 2019 annual meeting of stockholders (the “2019 Annual Meeting”) or June 15, 2019, if the 2019 Annual Meeting is not held by such date; provided, however, that either Goff or Contango may earlier terminate this Agreement if and when Contango, in the case of Goff’s termination, or any of the Goff Parties, in the case of Contango’s termination, commits a material breach of this Agreement that is not cured within 15 days after such breaching party’s receipt of written notice thereof from the Party seeking termination, or if impossible to cure within 15 days, which the breaching party has not taken any substantive action to correct within 15 days of the breaching party’s receipt of written notice from the terminating party. Termination of this Agreement shall not relieve either Party from its responsibilities in respect of any breach of this Agreement prior to such termination.

8. No Other Discussions or Arrangements. The Goff Parties represent and warrant that, as of the date of this Agreement, except as specifically disclosed on the Schedule 13D, or as disclosed to Contango in writing prior to the Effective Date, (a) the Goff Parties do not own, of record or beneficially, any voting securities of Contango or any securities convertible into, or exchangeable or exercisable for, any voting securities of Contango and (b) the Goff Parties have not entered into, directly or indirectly, any agreements or understandings with any person (other than its own Representatives) with respect to any potential transaction involving Contango or the voting or disposition of any securities of Contango.

9. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas, the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware. Each Party agrees that it shall bring any suit, action or other proceeding in respect of any claim arising out of or related to this Agreement (“Actions”) exclusively in (a) the Delaware Court of Chancery in and for New Castle County, (b) in the event (but only in the event) that such court does not have subject matter jurisdiction over such suit, action or other proceeding, the United States District Court for the District of Delaware or (c) in the event (but only in the event) such courts identified in clauses (a) and (b) do not have subject matter jurisdiction over such suit, action or other proceeding, any other Delaware state court (the “Chosen Courts”), and solely in connection with Actions (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably submits to the exclusive venue of any such Action in the Chosen Courts and waives any objection to laying venue in any such Action in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party hereto and (iv) agrees that service of process upon such Party in any such Action shall be effective if notice is given in accordance with Section 10 of this Agreement. Each Party hereto irrevocably waives any and all right to trial by jury in any Action. Each Party agrees that a final judgment in any Action brought in the Chosen Courts shall be conclusive and binding upon each of the Parties and may be enforced in any other courts the jurisdiction of which each of the Parties is or may be subject, by suit upon such judgment.

10. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email (with confirmation of transmission) if sent during normal business hours of the Goff Parties, and on the next business day if sent after normal business hours of the Goff Parties; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth in this Section 10 (or to such other address that may be designated by a Party from time to time in accordance with this Section 10).

If to Contango, to its address at:

Contango Oil & Gas Company

717 Texas Avenue, Suite 2900

Houston, Texas 77002

Attention: Corporate Secretary

If to a Goff Party, to the address at:

500 Commerce Street, Suite 700

Fort Worth, Texas 76102

Attention: John C. Goff

11. Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

12. Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

14. Assignment. Neither Party may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party, provided that either Party may assign any of its rights and delegate any of its obligations hereunder to any person or entity that acquires substantially all of that Party’s assets, whether by stock sale, merger, asset sale or otherwise. Any purported assignment or delegation in violation of this Section 14 shall be null and void. No assignment or delegation shall relieve the assigning or delegating Party of any of its obligations hereunder. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

15. Waivers. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

CONTANGO:

CONTANGO OIL & GAS COMPANY

By:	/s/ Joseph J. Romano
Name:	Joseph J. Romano
Title:	Chairman

GOFF PARTIES:

JOHN C. GOFF

By:	/s/ John C. Goff

WILKIE COLYER

By:	/s/ Wilkie Colyer

GOFF MCF PARTNERS, LP

By: Goff Capital, Inc., its General Partner

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	President

GOFF REN HOLDINGS, LLC

By: GFS REN GP, LLC, its Manager

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

GOFF REN HOLDINGS II, LLC

By: GFS REN GP, LLC, its Manager

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

GOFF FAMILY INVESTMENTS, LP

By: Goff Capital, Inc., its General Partner

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	President

GOFF CAPITAL, INC.

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	President

GFS REN GP, LLC

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

GFS MANAGEMENT, LLC

By: Goff Focused Strategies LLC, its Manager

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

GOFF FOCUSED STRATEGIES LLC

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Chief Executive Officer

GFT STRATEGIES, LLC

By: The John C. Goff 2010 Family Trust

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Trustee

THE JOHN C. GOFF 2010 FAMILY TRUST

By:	/s/ John C. Goff
Name:	John C. Goff
Title:	Trustee